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                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT



                                      among

                                UAFC CORPORATION
                                   as Issuer,


                         ENTERPRISE FUNDING CORPORATION,
                                   as Company,

                                       and

                             BANK OF AMERICA, N.A.,
                           as Agent and Bank Investor

                            Dated as of May 12, 2000




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

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definitions......................................................2

                                   ARTICLE II

                               FUNDINGS; THE NOTE

SECTION 2.1.      Funding; The Note............................................8
SECTION 2.2.      Sharing of Payments, Etc....................................12
SECTION 2.3.      Right of Setoff.............................................12
SECTION 2.4.      Fees........................................................13

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE ISSUER

SECTION 3.1.      Representations and Warranties of the Issuer................13

                                   ARTICLE IV

                                 INDEMNIFICATION

SECTION 4.1.      Indemnity...................................................16
SECTION 4.2.      Indemnity for Taxes, Reserves and
                           Expenses...........................................18
SECTION 4.3.      Other Costs, Expenses and Related

                           Matters............................................20

                                    ARTICLE V

                           THE AGENT; BANK COMMITMENT

SECTION 5.1.      Authorization and Action....................................21


                                                         i


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                                                                             age

SECTION 5.2.      Agent's Reliance, Etc.......................................22
SECTION 5.3.      Credit Decision.............................................22
SECTION 5.4.      Indemnification of the Agent................................23
SECTION 5.5.      Successor Agent.............................................23
SECTION 5.6.      Payments by the Agent.......................................24
SECTION 5.7.      Bank Commitment; Assignment to Bank
                           Investors..........................................24

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1.      Notices, Etc................................................28
SECTION 6.2.      Successors and Assigns......................................29
SECTION 6.3.      Severability Clause.........................................31
SECTION 6.4.      Amendments..................................................31
SECTION 6.5.      Governing Law...............................................32
SECTION 6.6.      No Bankruptcy Petition Against the
                           Company............................................32
SECTION 6.7.      Setoff......................................................32
SECTION 6.8.      No Recourse.................................................33
SECTION 6.9.      Further Assurances..........................................33
SECTION 6.10.     No Recourse Against Stockholders, Officers or Directors.....33
SECTION 6.11.     Counterparts................................................33
SECTION 6.12.     Headings....................................................33


                                    EXHIBITS

EXHIBIT A                  Form of Assignment and Assumption
                           Agreement                                         A-1
EXHIBIT B                  Form of Initial Funding Request                   B-1
EXHIBIT C                  Form of Prefunding Notice                         C-1
EXHIBIT D                  Form of Note                                      D-1

                            AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


                  THIS AMENDED AND RESTATED NOTE PURCHASE AGREE MENT (this "Agreement"), dated as of May 12, 2000 among ENTERPRISE FUND ING CORPORATION, a Delaware corporation, as lender (together with its succes sors and assigns, the "Company"), UAFC CORPORATION, a Delaware corporation, as borrower (together with its successors and assigns, the "Issuer") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent for the Company and the Bank Investors (in such capacity, together with its successors, the "Agent") and as a Bank Investor.

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the parties identified in the preceding paragraph desire to amend and restate the Note Purchase Agreement dated as of September 18, 1998 among the Issuer, the Company and Bank of America (the "Note Purchase Agree ment");

                  WHEREAS, Union Acceptance Funding Corporation, a Delaware corporation, referred to in the Note Purchase Agreement has changed its name to UAFC Corporation;

                  WHEREAS, subject to the terms and conditions of this Agreement and the Security Agreement, the Issuer desires to obtain funds from the Company or the Bank Investors, as applicable, and to evidence the obligation to repay such amounts, together with interest thereon, through the issuance of the Note;

                  WHEREAS, pursuant to the Security Agreement, the Issuer will pledge to the Collateral Agent for the benefit of the Secured Parties its interest in the Collateral, including the Issuer's security interest in the Contracts;

                  NOW THEREFORE, the parties hereto agree as follows:

                                              ARTICLE I

                                             DEFINITIONS

                  SECTION 1.1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings specified in the Security Agreement. The following terms shall have the meanings specified below, and shall include in the singular number the plural and in the plural number the singular:

                  "Administrative Agent" shall mean Bank of America, N.A., as administrative agent for the Company.

                  "Affiliate" shall have the meaning specified in the Security Agree ment.

                  "Agent" means Bank of America, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article V of this Agreement.

                  "Agreement" shall mean this Note Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata
Share of the Net Investment at such time, (ii) such Bank Investor's Pro Rata Share of the aggregate Outstanding Balance of Receivables (excluding Defaulted Receivables) at such time, and (iii) such Bank Investor's unused Commitment.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto.

                  "Assignment Date" shall have the meaning specified in Section 2.1(g) herein.

                  "Bank Investors" shall mean Bank of America, N.A. and each other financial institution identified as such on the signature pages hereof and their respective successors and assigns.

                  "Bank of America" shall have the meaning specified in the preamble hereto.

                  "Carrying Costs" shall have the meaning specified in the Security Agreement.

                  "Closing Date" shall mean September 18, 1998.

                  "Collateral" shall have the meaning set forth in the Security Agree ment.

                  "Collateral Agent" shall mean Bank of America, N.A., or any succes sor thereto, as Collateral Agent under the Security Agreement.

                  "Collection Agent" shall mean UAC as collection agent under the Security Agreement, or any of its successors or assigns.

                  "Collections" shall have the meaning specified in the Security Agreement.

                  "Commercial Paper" shall mean promissory notes of the Company issued by the Company in the commercial paper market.

                  "Commitment" means for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Issuer or the Company in accor dance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commit ment".

                  "Commitment Termination Date" shall have the meaning specified in the Security Agreement.

                  "Common Stock" shall mean 1000 shares of the Issuer's common stock, par value $1.00 per share.

                  "Company" shall have the meaning specified in the preamble hereto.

                  "Conduit Assignee" shall mean any commercial paper conduit administered by Bank of America and designated by Bank of America from time to

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time to accept  an  assignment  of the  Company  of all or a portion  of the Net
Investment.

                  "Credit  and   Collection   Policy"  shall  have  the  meaning
specified in the Security Agreement.

                  "Defaulting Bank Investor" shall have the meaning set forth in
Section 2.1 hereof.

                  "Deficit" shall have the meaning set forth in Section 2.1 hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall have the meaning specified in the Security Agreement.

                  "Facility Limit" shall mean $500,000,000.

                  "Funding" shall mean the Initial Funding and any Prefunding Deposit.

                  "Funding Date" shall mean the date upon which any Funding occurs.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such other statements or pronouncements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Indemnified  Amounts"  shall  have the  meaning  set forth in
Section 4.1 hereof.

                  "Indemnified  Parties"  shall  have the  meaning  set forth in
Section 4.1 hereof.

                  "Initial Funding" shall have the meaning set forth in Section 2.1(a) hereof.

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                  "Initial Funding Request" shall have the meaning  specified in
2.1(a) hereof.

                  "Interest Component" shall have the meaning specified in the Security Agreement.

                  "Issuer" shall have the meaning specified in the preamble hereto.

                  "Law" shall have the meaning specified in the Security Agreement.

                  "Liquidity Provider Agreement" shall mean the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance of Commercial Paper.

                  "Liquidity Provider" shall mean the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of its Commercial Paper, and shall include any Person which acquires a participation interest therein.

                  "Majority  Investors"  shall  have the  meaning  specified  in
Section 5.1(a) hereof.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Net Asset Test" shall mean a test that is satisfied if the Net Invest ment less the quotient of (a) the amount on deposit in the Prefunding Account Account and (b) 100% less the quotient of (x) the percentage used to determine the Required Reserve Account Amount and (y) the Noteholder's Percentage is equal to or less than the product of the Noteholder's Percentage and the Net Receivables Balance.

                  "Net Investment" shall have the meaning specified in the Security Agreement.

                  "Non-Defaulting Bank Investor" shall have the meaning set forth in Section 2.1 hereof.

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                  "Note"  shall mean the note issued to the Company  pursuant to
Section 2.1 of this Agreement.

                  "Obligor" shall have the meaning set forth in the Security Agreement.

                  "Official Body" shall have the meaning set forth in the Security Agreement.

                  "Other Transferor" shall mean any Person other than the Issuer that has entered into a receivables purchase agreement, transfer and administration agreement, security agreement or other similar agreement with the Company.

                  "Outstanding Balance" shall have the meaning specified in the Security Agreement.

                  "Person" shall have the meaning specified in the Security Agreement.

                  "Potential Termination Event" shall have the meaning specified in the Security Agreement.

                  "Prefunding  Deposit"  shall  have the  meaning  specified  in
Section 2.1(c) hereof.

                  "Prefunding  Notice"  shall  have  the  meaning  specified  in
Section 2.1 hereof.

                  "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "Remittance Date" shall have the meaning specified in the Security Agreement.

                  "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or governmental authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending

Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Sale and Purchase Agreement" shall have the meaning specified in the Security Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies.

                  "Secured Parties" shall have the meaning specified in the Security Agreement.

                  "Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of May 12, 2000 among UAC, as Collection Agent, the Seller, the Issuer, the Collateral Agent, the Insurer and the Company, as amended and restated.

                  "Servicing Fee" shall have the meaning specified in the Security Agreement.

                  "Subsidiary" shall mean any corporation more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by the Issuer or one or more Subsidiaries, or any similar business organization which is so owned or controlled.

                  "Termination Date" shall have the meaning specified in the Security Agreement.

                  "Termination Event" shall have the meaning specified in the Security Agreement.

                  "Transaction  Costs"  shall  have  the  meaning  specified  in
Section 4.3 hereto.

                  "Transaction Documents" shall have the meaning specified in the Security Agreement.

                  "UAC" shall mean Union Acceptance Corporation, an Indiana corporation, and its permitted successors and assigns.

                  "Uniform Commercial Code" or "UCC" shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                                             ARTICLE II

                                         FUNDINGS; THE NOTE

                  SECTION 2.1. Funding; The Note. (a) Initial Funding. Upon the terms and subject to the conditions herein set forth, the Company may, at its option, or the Bank Investors shall, if so requested by the Company, make an initial advance (the "Initial Funding") to the Issuer on or after the Closing Date and prior to the Termination Date. In connection with the Initial Funding, the Issuer shall, by notice in the form of Exhibit B hereto (the "Initial Funding Request") request such Funding at least one Business Day prior to the proposed date of such Initial Funding. Such notice shall specify the proposed Funding Amount (which shall be at least $1,000,000) and the proposed date of the Initial Funding.

                  (b) Conditions to Initial Funding. Neither the Company nor the Bank Investors shall, and shall have no obligation to, advance any funds to the Issuer in connection with the Initial Funding if on the date of the Initial Funding, (i) either (x) if the Initial Funding is to be made by the Company, the sum of the Net In vestment after giving effect to the Initial Funding plus the Interest Component of Commercial Paper issued in connection with such Funding would exceed the Facility Limit, or (y) if the Initial Funding is to be made by the Bank Investors, the Net Investment, after giving effect to the Initial Funding, would exceed the Facility Limit, (ii) after giving effect to such Funding, the Net Asset Test is not satisfied, (iii) if the Net Investment is funded by the Company, the Company is unable to obtain funds therefor in the commercial paper market or under the Liquidity Provider Agreement, (iv) the Issuer shall have failed to deposit any Required Yield Deposit Amount into the Yield Supplement Account required pursuant to Section 2.13 of the Security Agreement, (v) the Issuer is not in compliance with Section 5.3 of the Security Agreement, (vi) the Policy shall not be in full force and effect or the Insurer shall have failed to make any required payment thereunder; (vii) the Issuer shall not have deposited in the Reserve Account, or shall not have given irrevocable instruc tions to the Agent to withhold from the proceeds of the Initial Funding, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Ac count to equal the Required Reserve Account Amount (calculated as if the Initial Funding shall have occurred); (viii) a Potential Termination Event or the Termina tion Date shall have occurred and be continuing, or (ix) the conditions precedent set forth in Section 4.1 of the Security Agreement shall not be satisfied.

                  (c) Prefunding Deposits. On the Business Day prior to each Prefunding Date, the Issuer shall provide the Agent and the Insurer with a written notice in substantially the form of Exhibit C (a "Prefunding Notice") setting forth the Issuer's reasonable best estimate of the aggregate amount of Receivables projected to be acquired or originated by UAC and purchased by the Issuer pursuant to the Sale and Purchase Agreement during the period from such Prefunding Date to but not including the next succeeding Prefunding Date. The Company and the Bank Investors agree that on the related Prefunding Date, provided that (i) no Potential Termination Event has occurred, (ii) the Issuer shall have made the Interest Reserve Deposit to the Prefunding Interest Reserve Account as required by Section 2.11(b) of the Security Agreement on such day,
(iii) after giving effect to any such deposit (x) if the Net Investment is held by the Company, the Net Investment plus the aggregate Interest Component of Related Commercial Paper (as estimated by the Agent and provided to the Issuer), after giving effect to such Prefunding Deposit, would not exceed the Facility Limit, or (y) if the Net Investment is held by the Bank Investors, the Net Investment, after giving effect to such Prefunding Deposit, would not exceed the Facility Limit, (iv) after giving effect to such Prefunding Deposit, the Net Asset Test shall be satisfied, (v) the Collection Agent shall be in compliance with the re quirements of Section 5.3 of the Security Agreement in respect of such Prefunding Date, (vi) the Issuer shall have deposited all Required Yield Deposit Amounts into the Yield Supplement Account required pursuant to Section
2.13 of the Security Agreement, (vii) the Policy shall continue to be in full force and effect and the Insurer shall have made all required payments thereunder, (viii) the amount on deposit in the Reserve Account shall not be less than the Required Reserve Account Amount (calculated (x) immediately prior to such Prefunding Date and (y) as if such Prefunding Deposit shall have occurred), and (ix) the Company (if the deposit is to be made by the Company) shall be able to obtain funds therefor in the commercial paper market, the Company or the Bank Investors, if the Company is not so able to obtain funds and the Company shall have assigned the Note to the Bank Investors pursuant to
Section 5.7 hereof, shall deposit in the Prefunding Account an amount equal to the product of the Noteholder's Percentage and the aggregate amount of Receivables so projected to be acquired or originated (such product, the "Prefunding Deposit"). Funds equal to the product of (i) the percentage used to determine the Required Reserve Account Amount and (ii) the Prefunding Deposit divided by the Noteholder's Percentage will be removed from the Prefunding Account and trans ferred to the Reserve Account.

                  (d) Initial Funding Request and Prefunding Notices Irrevocable. The Initial Funding Request and any Prefunding Notice shall be irrevo cable and binding on the Issuer and the Issuer shall indemnify the Company and the Bank Investors against any loss or expense incurred by the Company or the Bank Investors, either directly or indirectly (including through the Liquidity Provider Agreement) as a result of any failure by the Issuer to complete the requested Funding including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or the Bank Investors, either directly or indirectly (including pursuant to the Liquidity Provider Agreement), by reason of the liquida tion or reemployment of funds acquired by the Company (or the Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company or the Bank Investors to complete the requested Funding.

                  (e) Disbursement of Funds. (i) No later than 4:30 p.m. (New York City time) on the date on which the Initial Funding is to be made, the Company or the Bank Investors, as applicable, will make available to the Issuer in immediately available funds, the amount of the Funding to be made on such day by remitting the required amount thereof to an account of the Issuer as designated in the related notice requesting such Funding.

                  (ii) No later than 4:30 p.m. (New York City time) on the date on which any Prefunding Deposit is to be made, the Company or the Bank Investors, as applicable, will deposit in immediately available funds, the amount of the Funding to be made on such day by remitting the required amount thereof to the Prefunding Account.

                  (f)      The Note.

                  (i) The Issuer's obligation to pay the principal of and interest on all amounts advanced by the Company or the Bank Investors pursuant to any Funding shall be evidenced by a single note of the Issuer (the "Note") which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Agent for the account of the Company or the Bank Investors and mature on the Remittance Date occurring in the fourth calendar month following

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the calendar month in which the latest  maturing  Receivable  (deter mined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or the Collection Agent)
(5) be entitled to the benefit of the Policy and the Security Agreement and (6) be substantially in the form of Exhibit D to this Agreement, with blanks appropriately completed in conformity herewith. The Agent shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Agent shall endorse the outstanding principal amount of the Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect the Company's or any Bank Investor's rights with respect to the Note.

                  (ii) Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addi tion, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Issuer's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Fundings outstanding thereunder at the time such enforcement shall be sought.


                  (g) Defaulting Bank Investor. If, by 2:00 p.m. (New York City time), one or more Bank Investors (each, a "Defaulting Bank Investor", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to make its Pro Rata Share of any Funding available pursuant to Section 2.1(a) or (c), as applicable, or any Assignment Amount payable by it pursuant to Section 5.7(a) (the aggregate amount not so made available being herein called in either case the "Deficit"), then the Agent shall, by no later than 2:30 p.m. (New York City time) on the applicable Funding Date or the applicable date that such Assignment Amount is payable (the
"Assignment Date"), as the case may be, instruct each Non-Defaulting Bank Investor to pay or deposit, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Issuer, the Prefunding Account or the Company, as the case may be, an amount equal to the lesser of (i) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Deficit and (ii) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon

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demand,  pay to the Agent for the  ratable  benefit of the  Non-Defaulting  Bank
Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate, plus 2.00% per annum. In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Deficit with respect to any Assignment Amount continues to exist, each such Defaulting Bank Investor shall pay interest to the Agent, for the account of the Company, on such Defaulting Bank Investor's portion of such remaining Deficit, at a rate per annum, equal to the sum of the Base Rate, plus 2.00% per annum, for each day from the applicable Assignment Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Deficit in full to the Company.

                  SECTION 2.2. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Note owned by it in excess of its ratable share of payments on account of any interest in the Note obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                  SECTION 2.3. Right of Setoff. Without in any way limiting the provisions of Section 2.2, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occur rence of a Termination Event or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebt edness held or owing by the Company or such Bank Investor to, or for the account of, the Issuer against the amount owing by the Issuer hereunder to such Person (even if contingent or unmatured).

                  SECTION 2.4. Fees. The Issuer shall pay, in accordance with the Fee Letter, such fees as are described therein, all of which shall be non-refundable.


                                             ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES
                                            OF THE ISSUER

                  SECTION 3.1. Representations and Warranties of the Issuer. The Issuer represents and warrants to and covenants with the Company and the Bank Investors as of the Closing Date and, except as otherwise provided herein, as of any Funding Date that:

                  (a) Corporate Existence and Power. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmen tal licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Issuer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or result in the creation or imposition of any lien on assets of the Issuer, or require the consent or approval of, or the filing of any notice or other documentation with, any governmen tal authority or other Person.

                  (c) Binding Effect. Each of this Agreement and the other Transaction Documents constitutes the legal, valid and binding obligation of the

Issuer, enforceable against the Issuer in accordance with its terms, subject to applica ble bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                  (d) Accuracy of Information. All information heretofore furnished by the Issuer (including without limitation, the Settlement Statement and UAC's financial statements) to the Company, the Bank Investors or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer to the Company, the Bank Investors or the Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (e) Tax Status. All tax returns (federal, state and local) required to be filed with respect to the Issuer have been filed (which filings may be made by an Affiliate of the Issuer on a consolidated basis covering the Issuer and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Issuer (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

                  (f) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any Affiliate of the Issuer or their respective properties, in or before any court, arbitrator or other body, which may have a material adverse effect on the Issuer's ability to perform its obligations hereunder, under the Security Agreement, the Note, the Sale and Purchase Agreement or any other Transaction Document.

                  (g) Use of Proceeds. The proceeds of any Funding will be used by the Issuer to (a) acquire the Receivables, the Contracts related thereto and the Related Security with respect thereto from UAC pursuant to the Sale and Pur chase Agreement, (b) to pay down debt in connection with the purchase of the Receivables and Contracts pursuant to the Sale and Purchase Agreement, or (c) to make distributions constituting a return of capital.

                  (h) Place of Business. The chief place of business and chief executive office of the Issuer are located at the address of the Issuer indicated in Section 9.3 of the Security Agreement and the offices where the Issuer keeps all its records, are located at the address indicated in Section
9.3 of the Security Agreement.

                  (i) Merger and Consolidation. As of the date hereof the Issuer has not changed its name, merged with or into or been consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

                  (j) Solvency. The Issuer is not insolvent and will not be rendered insolvent immediately following the consummation on the Closing Date of the transactions contemplated by this Agreement and the Security Agreement, including the pledge by the Issuer to the Collateral Agent of the Collateral.

                  (k) No Termination Event. After giving effect to each Funding, no Potential Termination Event or Termination Event exists.

                  (l) Compliance. The Issuer has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

                  (m)  Not  an  Investment   Company.   The  Issuer  is  not  an
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (n) ERISA. The Issuer is in compliance in all material respects with ERISA and no lien in favor of the PBGC on any of the Receivables shall exist.

                  (o) Subsidiaries. The Issuer does not have any Subsidiaries.

                  (p) Capital Stock. The Issuer has neither sold nor pledged any of its Common Stock to any entity other than UAC.

                  Any document, instrument, certificate or notice delivered to the Company, any Bank Investor or the Agent by the Issuer hereunder shall be deemed a representation and warranty by the Issuer.

                  The  representations  and warranties set forth in this Section
3.1 shall survive the pledge and assignment of the Collateral to the Collateral Agent for the benefit of the Secured Parties. Upon discovery by the Issuer, the Company, the Agent or a Bank Investor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

                                             ARTICLE IV

                                           INDEMNIFICATION

                  SECTION 4.1. Indemnity. Without limiting any other rights which the Company or the Bank Investors may have hereunder or under applicable law, the Issuer agrees to indemnify the Company, the Bank Investors, the Collateral Agent, the Agent, the Administrative Agent, the Liquidity Provider, the Credit Support Provider and any permitted assigns and their respective agents, officers, directors and employees (collectively, "Indemnified Parties") from and against any and all dam ages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Company, the Bank Investors, the Agent, the Collateral Agent, the Administrative Agent, the Liquidity Provider and the Credit Support Provider) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company, the Bank Investors, the Agent, the Adminis trative
Agent, the Liquidity Provider or the Credit Support Provider of the Note excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Such Indemnified Amounts shall be paid in accordance with Section 2.3(a)(xiii) of the Security Agreement. Without limiting the generality of the foregoing, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (a) reliance on any representation or warranty made by the Issuer, UAC or the Collection Agent (or any officers of the Issuer or the Collection Agent) under or in connection with this Agreement, the Security Agreement, the Initial Funding Request, any Prefunding Notice, any Settlement Statement or any other information or report delivered by the Issuer, UAC or the Collection Agent pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (b) the failure by the Issuer, UAC or the Collection Agent to comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of the Collateral with any such applicable law, rule or regula tion;

                  (c) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Lien;

                  (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral which failure has an adverse effect on the validity, per fected status or priority of the security interest granted to the Collateral Agent under the Security Agreement;

                  (e) any valid dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of services related to such Receivable or the furnishing or failure to furnish such services;

                  (f) any failure of the Issuer to perform its duties or obligations in accordance with the provisions of the Security Agreement; or

                  (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with related merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement or the Credit Support Agreement to the Issuer and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Indemnified Amounts.

                  SECTION 4.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpre tation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (1) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Security Agreement, the Note, the Net Investment or the Collateral (except for changes in the rate of federal, state or local general corporate, franchise, net income or other income or similar tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

                  (2) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

                  (3) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount reasonably deemed by such Indemnified Party to be material, then within 10 days after demand by the Agent, the Issuer shall pay to the Agent such additional amount or amounts as will compensate such Indemnified Party for such increased cost provided that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date the Agent first notifies the Issuer of its intention to demand compensation therefor under this Section 4.2(a).

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Agent, the Issuer shall pay to the Agent such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing less than 30 days after the date the Agent first notifies the Issuer of its intention to demand compensa tion under this Section 4.2(b).

                  (c) The Agent or the Company will promptly notify the Issuer of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 4.2. A notice by the Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent may use any reasonable averaging and attributing methods.

                  (d) Anything in this Section 4.2 to the contrary notwith standing, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 4.2 ("Section 4.2 Costs") ratably to the Issuer and each Other Transferor; provided, however, that if such
Section 4.2 Costs are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

                  SECTION 4.3. Other Costs, Expenses and Related Matters. The Issuer agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors, the Collateral Agent, the Agent and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company or any Bank Investor) incurred by or on behalf of the Company, any Bank Investor, the Collateral Agent, the Agent or the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Note and the Security Agreement and any other Transaction Document and the transactions contemplated hereby and thereby and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Note and the Security Agreement, (b) arising in connection with the Company's, any Bank Investor's or any of their agent's agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involv ing this Agreement (all of such amounts, collectively, "Transaction Costs").

                                              ARTICLE V

                                     THE AGENT; BANK COMMITMENT

                  SECTION 5.1. Authorization and Action. (a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Security Agreement as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank
Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Issuer hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instru ments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that the Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 50% of the Facility Limit as of such date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  (b) The Agent shall exercise such rights and powers vested in it by this Agreement and the Security Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  SECTION 5.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agree ment or the Security Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Issuer or UAC), independent public accoun tants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement;
(iii) shall not have any duty to ascertain or to inquire as to the perfor mance or observance of any of the terms, covenants or conditions of this Agreement or of the Security Agreement on the part of the Issuer or UAC or to inspect the property (including the books and records) of the Issuer or UAC; (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Security Agreement or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement, the Security Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 5.3. Credit Decision. The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agree ment to which it is a party and, if so required, to acquire an interest in the Note. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

                  SECTION 5.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Issuer), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agree ment or any action taken or omitted by the Agent, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Issuer.

                  SECTION 5.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Issuer and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Agent. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either
(i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or
(ii) an Affiliate of such a bank. Upon the accep tance of any appointment as Agent hereunder by a successor Agent, such successor

Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article V shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 5.6. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

                  SECTION 5.7.  Bank Commitment; Assignment to Bank Investors.

                           (a)  Bank Commitment.  At any time on or prior to the
Commitment Termination Date, in the event that the Bank Investors elect to make a Prefunding Deposit as requested under Section 2.1, then at any time, the Issuer shall be considered to have directed the Company to assign its interest in the Note in whole to the Bank Investors pursuant to this Section 5.7, the Bank Investors agree to accept such assignment, and the Issuer hereby agrees to pay the amounts described in Section 5.7(d) below. In addition, at any time on or prior to the Commitment Termination Date upon the occurrence of a Termination Event or the Termination Date, the Issuer hereby requests and directs that the Company assign its interest in the Note in whole to the Bank Investors pursuant to this Section 5.7 and the Issuer hereby agrees to pay the amounts described in
Section 5.7(d) below. Upon any such election by the Company or any such request by the Issuer, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assign ment from the Company to the Bank Investors pursuant to this Section 5.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. In addition, at any time on or prior to the Commit ment Termination Date the Issuer shall have the right to request funding under this

Agreement and the Security Agreement directly from the Bank Investors provided that at such time all conditions precedent set forth herein and in the Security Agree ment for a Prefunding Deposit shall be satisfied and provided further that in connec tion with such funding by the Bank Investors, the Bank Investors accept the assign ment of the Note from the Company and assume all of the Company's obligations hereunder concurrently with or prior to any such Prefunding Deposit. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any further advances to the Issuer hereunder. No documentation or action shall be required to effect such assignment of the Note by the Company to the Bank Investors other than the giving of written notice by the Issuer of such direction to the Insurer, to the Administrative Agent on behalf of the Company and to the Agent on behalf of the Bank Investors, and by the delivery of a copy of such notice by the Agent to each Bank Investor.

                  (b) Assignment. No Bank Investor may assign all or a portion of its interest in the Note and its rights and obligations hereunder to any Person unless approved in writing by the Agent and the Issuer. In the case of an assignment by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to the assignee a pro rata interest in the Note and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and docu ments, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agree ment and under the other documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Issuer. All reasonable costs and expenses of the Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the Issuer and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its

Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                  (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuine ness, sufficiency or value or this Agreement, the other documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or UAC or the performance or observance by the Issuer or UAC of any of its obliga tions under this Agreement, the Sale and Purchase Agreement, the Security Agree ment or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Security Agree ment, the Sale and Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;
(iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other docu ments; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the Security Agreement and the other documents; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceed ing of the type referred to in
Section 6.6 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company or the Conduit Assignee, as applicable.

                  (d) Issuer's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Issuer shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 5.7, an aggregate amount equal to all Carrying Costs to accrue with respect to obligations already entered into by the Company as a result of or in connection with this Agreement. To the extent that such Carrying Costs relate to interest or discount on Commercial Paper issued to fund or refinance the Net Investment, if the Issuer fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the Net Investment hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Inves tors.

                  (e) Administration of Agreement After Assignment. After any assignment by the Company to the Bank Investors pursuant to this Section 5.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                  (f) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 5.7, all payments to be made hereunder by the Issuer or the Collection Agent to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Issuer. In the event that the sum of the Assignment Amount paid by the Bank Investors and the amounts paid to the Company pursuant to Section 5.7(d) in connection with such assignment is less than the sum of the Net Investment plus the Interest
Component of all outstanding Related Commercial Paper, then to the extent payments made hereunder in respect of the Net Investment exceed the Assignment Amount, such excess shall be remitted by the Agent to the Company.

                  (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this
Section 5.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" with negative credit implications from S&P or Moody's, respectively, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from S&P and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from S&P or Moody's, respectively (or such rating shall have been withdrawn by S&P's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from S&P and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to advance to the Agent an amount equal to its Commitment for deposit by the Agent into an account, in the name of the Agent, which shall be in satisfaction of such Bank Investor's obligations to make Fundings and to accept an assignment from the Company in accordance with Section 5.7(a) hereof. The amount on deposit in such account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall have a term of no more than 30 days, at the Agent's sole discretion. The Agent shall remit to such Bank Investor, monthly, the income thereon. Nothing in the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Issuer or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other documents.

                                             ARTICLE VI

                                            MISCELLANEOUS

                  SECTION 6.1. Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this
Section 6.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Global Securitization Services, LLC
                           25 West 43rd St., Suite 704
                           New York, New York  10036
                           Attn: Kevin Burns
                           Telephone:  (212) 302-8331
                           Telecopy:   (212) 302-8767

                           (with a copy to the Administrative Agent)

                  If to the Issuer:

                           UAFC Corporation
                           9240 Bonita Beach Road, Suite 1109-C
                           Bonita Springs, Florida 34135-4250
                           Attn: Leeanne W. Graziani, President
                           Telephone:  (941) 948-1852
                           Telecopy:   (941) 948-1855

                  If to the Agent:

                           Bank of America, N.A.
                           Bank of America Corporate Center
                           100 North Tryon Street
                           NC1-007-10-07
                           Charlotte, North Carolina  28255-0001
                           Attention: Michelle M. Heath
                           Investment Banking
                           Telephone: (704) 386-7922
                           Telecopy: (704) 388-9169

                  SECTION 6.2. Successors and Assigns. This Agreement shall be binding upon the Issuer and the Company and their respective successors and assigns and shall inure to the benefit of the Issuer and the Company and their respective successors and assigns including the Liquidity Provider; provided, however, that the Issuer shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, the Collateral Agent and the Insurer. The Issuer hereby acknowledges that the Company has assigned and granted a security interest in all of its rights hereunder to the Collateral Agent. In addition, the Issuer hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Provider Agreement. Except as expressly permitted hereunder or in the agreements establishing the Company's commercial paper program, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Issuer.

                  Without limiting the foregoing, the Company may, from time to time, with prior or concurrent notice to the Issuer and the Collection Agent, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Adminis trative Agent for such Conduit Assignee, with all corresponding rights and powers, expressed or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment and the Note shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "Carrying Costs" with respect to the portion of the Net Investment funded with commercial paper issued by the Conduit Assignee from time to time shall be determined on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Company),
(vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or the agent of administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No Assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section 2.1(a) to fund the Initial Funding if not funded by the Company or such Conduit Assignee or under Section 5.7(a) to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

                  SECTION 6.3. Severability Clause. Any provisions of this Agree ment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.4. Amendments. (a) No failure or delay on the part of the Agent, the Company and the Bank Investors in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment is in writing and is signed by the Issuer, the Company, the Insurer and the Majority Investors (and, if Article V or the rights or duties of the Agent are affected thereby, by the Agent); provided, that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) extend or permit the extension of the Commitment Termination Date, (vi) reduce or impair Collections or the payment of fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (vii) increase the Servicing Fee to a percentage greater than 1.0% per annum of the aggregate Outstanding Balance of the Receivables as of the first day of the related Settlement Period, (viii) modify any provisions of this Agreement or the Sale and Purchase Agreement relating to the timing of payments required to be made by the Issuer or UAC or the application of the proceeds of such payments, or (ix) provide for the appointment of any Person (other than the Agent) as a successor Collection Agent. In the event the Agent requests the Company's or a Bank Inves tor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  SECTION 6.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  SECTION 6.6. No Bankruptcy Petition Against the Company. The Issuer covenants and agrees that, and each of the other parties hereto covenant and agree that, and each such Person agrees that they shall cause any successor Collec tion Agent appointed pursuant to the Security Agreement to covenant and agree that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company (or, if the Net Investment (or any portion thereof) has been assigned to a Conduit Assignee, one year and one day after the payment in full of all Commercial Paper issued by such Conduit Assignee), it will not institute against, or join any other Person in instituting against, the Company, the Issuer or any Conduit Assignee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                  SECTION  6.7.  Setoff.   The  Issuer  hereby  irrevocably  and
unconditionally waives all right of setoff that it may have under contract (including this

Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Company.

                  SECTION 6.8. No Recourse. The Issuer's obligations under the Note are payable solely from the Collateral and no general recourse shall be had on the Note against the Issuer or UAC. Except as otherwise expressly provided in this Agreement, it is understood and agreed that neither the Issuer nor UAC shall be liable for the payment of Commercial Paper or for any losses suffered by the Company in respect of the Note. The foregoing sentence shall not relieve the Issuer from any liability hereunder or under the Security Agreement with respect to its representations, warranties, covenants and other payment and performance obliga tions herein or therein described.

                  SECTION 6.9. Further Assurances. The Issuer agrees to do such further acts and things and to execute and deliver to the Company or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

                  SECTION 6.10. No Recourse Against Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received from the Issuer in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

                  SECTION 6.11. Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  SECTION  6.12.   Headings.   Section  headings  used  in  this
Agreement are for convenience of reference only and shall not affect the construction or interpre tation of this Agreement.

                  IN WITNESS WHEREOF, the Issuer, the Company and the Agent have caused this Note Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           UAFC CORPORATION,
                             as Issuer

                                    By: /s/ Leeanne W. Graziani
                                            Name: Leeanne W. Graziani
                                            Title: President


                           ENTERPRISE FUNDING CORPORATION,
                            as Company

                                    By: /s/ Bernard J. Angelo
                                            Name: Bernard J. Angelo
                                            Title:


                         BANK OF AMERICA, N.A., as Agent

                             and as Bank Investor

$500,000,000                        By: /s/ Michelle M. Heath
 -----------
 Commitment                                 Name: Michelle M. Heath
                                            Title: